UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013 (July 31, 2013)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2013, following the completion of its due diligence review of the Arbor Portfolio (as defined below), American Realty Capital Healthcare Trust, Inc. (“the Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the properties on that same date. Pursuant to the terms of the sale and purchase agreement dated May 24, 2013, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the properties, among other conditions. The purchase and sale agreement contains customary representations and warranties by the Sellers (as defined below).

The description of the Arbor Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2013, the Company, through subsidiaries of its operating partnership, closed its acquisition of the fee simple interest in six senior housing properties and one land parcel located in Georgia (Athens, Atlanta and Decatur), Florida (Fort Myers, Largo and Naples) and Knoxville, Tennessee (collectively, the “Arbor Portfolio”). The sellers of the properties were SHP/III Arbor Athens, LLC, SHP III/Arbor Cascade, LLC, SHP III/Arbor Knoxville, LLC, SHP III/Barrington Terrace, LLC, SHP III Heron Fort Myers, LLC, SHP III Heron Naples, LLC and SHP III Lawrenceville, LLC (collectively, the “Sellers”). None of the Sellers has a material relationship with the Company and none of the acquisitions was an affiliated transaction.

The contract purchase price of the Arbor Portfolio was $100.8 million. The Company funded the acquisition of the properties with proceeds from its recently completed initial public offering. The properties contain an aggregate of 307,360 rentable square feet. Each of the properties (except for the land parcel) is predominantly focused on assisted living with a separate wing to provide memory care services.

The properties were acquired using a structure created under the REIT Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which the Company will receive operating income generated from the operations of the senior housing communities. The Arbor Company will manage the properties and will receive a market rate management fee pursuant to a management contract.

In addition to the acquisition of the seven assets described above, the purchase and sale agreement described in Item 1.01 of this Current Report on Form 8-K pertains to two additional assets: two senior housing properties located in Asheville, North Carolina and Decatur, Georgia. The two properties will be purchased from other parties to the purchase and sale agreement, subject to certain conditions, for $42.2 million and comprise 93,159 rentable square feet. While the Company believes the acquisition of such properties is probable, it cannot guarantee that it will acquire such assets.

Item 8.01. Other Events.

On August 2, 2013, the Company issued a press release announcing that it had acquired $1.0 billion of assets to date. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)(4)

The audited and unaudited financial statements relating to the properties described in Item 2.01, required by Rule 3-05 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or October 16, 2013.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: August 2, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors